Exhibit 99.1

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer

For Immediate Release

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Matt Steinberg
(212) 850-5600

MILLER INDUSTRIES ANNOUNCES EXECUTIVE OFFICER APPOINTMENTS

CHATTANOOGA, Tennessee, December 23, 2013 – Miller Industries, Inc. (NYSE: MLR) announced today the following appointments that were made by its Board of Directors, all of which are consistent with its existing succession plans.

William G. Miller II, President of the Company, has been appointed to the additional position of Co-Chief Executive Officer, responsible for North American operations and sales. Mr. Jeffrey I. Badgley will continue as a Co-Chief Executive Officer and Vice Chairman of the Board, responsible for all European operations, international sales, and will continue to be responsible for overseeing the Delavan joint venture.

Debbie L. Whitmire, Corporate Controller, was appointed to the additional position of Vice President of the Company, reporting to the Chief Financial Officer and the Co-Chief Executive Officers in their respective areas of responsibilities, as well as to the Board of Directors.

Frank Madonia, Executive Vice President, Secretary and General Counsel, has been given the additional responsibilities for compliance and internal audit.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

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Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. They include statements in this release relating to the future economic activity and demand for our products and our future revenue levels, operating results and growth initiatives, among others. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; the success and timing of existing and additional export and government orders; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; changes in fuel and other transportation costs; the cyclical nature of our industry; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2012, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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